UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2005

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-29098

33-0502730
(Commission File Number)	(I.R.S. Employer Identification No.)

11999 Katy Freeway, Suite 560 Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(281) 556-6200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

(a)           At the annual meeting of shareholders of BPZ Energy, Inc. (the “Company”) on July 1, 2005, the shareholders approved the BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan.  The plan was previously approved by the Board of Directors, subject to shareholder approval.  The plan will be administered and managed within the discretion of the compensation committee of the Company or, in the absence of such committee, by the Board of Directors.  The plan permits the Board of Directors to award eligible employees, directors and consultants with incentive-based and non-incentive-based compensation.  Awards that may be granted under the plan include any one or a combination of incentive options, non-statutory stock options, stock appreciation rights, restricted stock grants, stock grants and performance shares.

The plan document, included as exhibit 4.1 to the Registration Statement on Form S-8 as filed by the Company with the Securities and Exchange Commission on July 5, 2005, is incorporated herein by reference.

Additionally, the Board of Directors has approved a grant of 50,000 shares of restricted common stock, vesting at the end of two years from the date of grant, to each of the Company’s new independent directors, as discussed in Item 5.02 below.

Item 3.03               Material Modification to Rights of Security Holders.

(a)           At the annual meeting of shareholders of the Company held on July 1, 2005, the shareholders approved the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 250,000,000.  The authorization to issue additional shares of common stock does not, in itself, affect the rights of shareholders.  However, issuance of additional shares of common stock might have anti-takeover effects by diluting the voting power of a person seeking to acquire control of the Company through a tender offer, proxy contest, or otherwise.  Such effect, however, was not the purpose of the increase in the number of shares of authorized common stock.  After approval of the increase in authorized shares, the Company now has approximately 206 million shares of common stock available for issuance.  Such total reflects the reservation of shares for all potentially dilutive securities, including the BPZ Energy, Inc. 2005 Long-Term Incentive Plan approved at the annual meeting.

(b)           At the annual meeting, the shareholders also approved the proposal to amend the Company’s Articles of Incorporation to authorize the issuance of up to 25,000,000 shares of a new class of preferred stock.  All authorized but unissued shares of preferred stock will be available for issuance in one or more series with rights and preferences, including any dividend, voting, conversion, liquidation or redemption rights, to be established by the Board of Directors from time to time without further action by the shareholders, unless such action is otherwise required by applicable law.

The holders of preferred stock will generally rank superior to holders of common stock in the collection of dividends, if any, and with respect to any asset distribution in the event of dissolution or bankruptcy.  The holders of preferred stock may have the right to convert their preferred stock into common stock if that right is granted by the Board in the issuance of a particular series of preferred stock.  The holders of preferred stock may have a greater expectation of a certain dividend if that right is included as part of the issuance of a series of preferred stock.  The preferred stock may be issued with or without voting power, but in any case will not be issued with superior voting power per share than the Company’s common stock.  Holders of the preferred stock will also not have preemptive rights to subscribe for any additional securities that may be issued by the Company.

Issuance of preferred stock, if it has voting power, might have some anti-takeover effects by diluting the voting power of a person seeking to acquire control of the Company through a tender offer, proxy contest or otherwise.  Such effect, however, was not the purpose of authorizing the preferred stock, and a share of the preferred stock cannot have more voting power than a share of common stock (one vote per share).  A share of preferred stock may have less than one vote per share (or no voting power other than what is required by law).

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)           Effective July 1, 2005, the Company expanded the Board of Directors to appoint three new independent directors in accordance with the Company’s bylaws.  The new directors are John J. Lendrum, III, Dennis G. Strauch, and Ernest Barger Miller, III and will serve in such capacity until the next election of directors by the shareholders or until earlier removal or resignation.  Mr. Lendrum will serve as Chairman of the Company’s Audit Committee and is also expected to be named to the Compensation Committee.  Mr. Miller will serve as Chairman of the Company’s Nominating and Corporate Governance Committee, and is also expected to be named to the Audit Committee and the Compensation Committee.  Mr. Strauch will serve as Chairman of the Company’s Compensation Committee, and is also expected to be named to the Audit Committee and the Nominating and Corporate Governance Committee.

The Board of Directors has approved a grant of 50,000 shares of restricted common stock, vesting at the end of two years from the date of grant, to each of the Company’s independent directors.

Item 8.01                                             Other Events.

The shareholders of BPZ Energy, Inc. approved the following proposals submitted at the Company’s Annual Meeting of Shareholders held on July 1, 2005: (i) to increase the number of authorized shares of common stock from 20,000,000 to 250,000,000, (ii) to authorize the issuance of up to 25,000,000 shares of a new class of preferred stock, (iii) adoption of the BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan, (iv) ratification of Johnson, Miller & Co. as the independent public accountants, and (v) election of four directors.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

Exhibit 3.1	Third Amended and Restated Articles of Incorporation of BPZ Energy, Inc.

Exhibit 4.1	BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 4.1 to Form S-8 filed on July 5, 2005 (SEC File Number 333-126388))

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated July 5, 2005, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC.
(Registrant)

Dated: July 8, 2005	By:	/s/ Manuel Pablo Zuñiga-Pflücker
	Name:	Manuel Pablo Zuñiga-Pflücker
	Title:	President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	Third Amended and Restated Articles of Incorporation of BPZ Energy, Inc.

Exhibit 4.1	BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 4.1 to Form S-8 filed on July 5, 2005 (SEC File Number 333-126388)

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated July 5, 2005, and furnished with this report.